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                              REEL & SWAFFORD, PLLC
                          Certified Public Accountants

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Office Address                                                                                              Mailing Address
222 Second Avenue N., Suite 416      American Institute of Certified Public Accountants                   P. O. Box  198664
Nashville, Tennessee  37201                      SEC Practice Section-AICPA                       Nashville, TN  37219-8664
(615) 242-0100 Telephone              Tennessee Society of Certified Public Accountants            (615) 297-5215 Facsimile

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                          Independent Auditors' Consent

     The Board of Directors
     United Petroleum Corporation and Subsidiaries

     We consent to the reference to our firm under the caption "Experts" and the use in the Form 10-KSB of United Petroleum Corporation and Subsidiaries
     (UPET) of our report dated April 14, 1998, relating to the consolidated balance sheets of United Petroleum Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended.

     REEL & SWAFFORD, PLLC

     Certified Public Accountants

     April 14, 1998